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                                                                    Exhibit 24.2


                               POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS,

     I, EUGENE P. LYNCH, the undersigned, do hereby make, constitute and appoint STEVEN H. ERLBAUM, ROBERT D. HUTH AND EDWARD S. WOZNIAK, and each of them acting alone, my true and lawful attorney-in-fact, with full power of substitution, to perform each and all of the following acts for and on behalf of me in my name, place and stead:

     To execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to the Registration Statement on Form S-1 for David's Bridal, Inc. filed on February 19, 1999 (the "Registration Statement"), and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with exhibits thereto and other documents in connection therewith, and hereby ratify and confirm all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

     I hereby revoke all other powers of attorney previously given by me to the extent inconsistent herewith.

     I hereby ratify all that such agent and attorney-in-fact may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand as of this __day of April, 1999.



WITNESS


  /s/ Jean Le Goff                                    /s/ Eugene P. Lynch

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Name: Jean Le Goff                                       Eugene P. Lynch